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                                 EXHIBIT 10.3

                AMENDMENT TO RESTATED PATENT LICENSE AGREEMENT
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                AMENDMENT TO RESTATED PATENT LICENSE AGREEMENT

        Amendment to Restated Patent License Agreement ("Amendment"), dated as of January 1, 1998, between Enamelon, Inc., a Delaware corporation (the "LICENSEE"), and the American Dental Association Health Foundation, a not-for-profit corporation organized under the law of Illinois (the "LICENSOR").

                            Preliminary Statements
                            ----------------------

        WHEREAS, the LICENSOR and the LICENSEE heretofore entered into a Restated Patent License Agreement, as amended by the Amendment Agreement, dated as of June 12, 1995, copies of which are appended hereto as Exhibit A (together, the "PLA"); and

        WHEREAS, the LICENSOR and the LICENSEE desire to amend and clarify the terms and conditions of the PLA for the purpose, inter alia, of simplification of recording, accounting and making royalty payments;

        In consideration of the foregoing and the mutual covenants in this Amendment, the parties hereto hereby agree as follows:

        Section 1. The first sentence of Article I, Section 1 of the PLA is
        ---------
hereby amended to read in its entirety as follows:

               1. LICENSOR hereby grants and agrees to grant to LICENSEE, for the term of the U.S. PATENT FILINGS, an exclusive license, with a right to sublicense, throughout the United States and the territories thereof, to make, have made, sell, use, induce use of and/or contribute to use of the INVENTIONS for use in dentifrices (including toothpastes, tooth cleaning gels and tooth cleaning powders), confections, foods and chewing gums only (collectively, "EXCLUSIVE PRODUCTS"), subject to those rights granted under the GOVERNMENT LICENSES, and subject to those rights retained by LICENSOR in the following paragraphs and the unrestricted right of LICENSOR to grant other licenses for other types of products ("EXCLUSIVE LICENSE").

        Section 2. Article I, Section 1 of the PLA is hereby amended by deleting
        ---------
all sentences after the first sentence.

        Section 3. Article I, Section 2 of the PLA is hereby amended by deleting
        ---------
the last sentence of such Section.

        Section 4. Article I of the PLA is hereby amended by deleting Sections 3
        ---------
and 5 thereof and renumbering Section 4 as Section 3 and Section 6 as Section 4.
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        Section 5.     Article II, Section 1 of the PLA is hereby amended to
        ---------
read in its entirety as follows:

               1. In consideration of a fully-paid EXCLUSIVE LICENSE, LICENSEE shall pay LICENSOR, commencing with the calendar year 1998 and for each calendar year thereafter through and including the calendar year 2008, a ROYALTY equal to the aggregate amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00) and, if applicable, up to an additional maximum of Two Million Two Hundred Thousand Dollars ($2,200,000.00) in accordance with the following schedule:

        Four Hundred Thousand Dollars ($400,000.00) per calendar year with respect to all of LICENSEE'S SALES OF EXCLUSIVE PRODUCTS in such calendar year up to One Hundred Million Dollars, such annual payment to be disbursed to LICENSOR in equal quarterly installments on or before the last day of March, June, September and December of each calendar year; and

        An additional payment of Two Hundred Thousand Dollars ($200,000.00) per calendar year with respect to all of LICENSEE'S SALES OF EXCLUSIVE PRODUCTS in such calendar year exceeding One Hundred Million Dollars ($100,000,000.00), if any, such additional payment to be disbursed to LICENSOR on or before the last day of January of the subsequent calendar year.

        Section 6. Article II of the PLA is hereby amended to delete Section 2
        ---------
thereof and to renumber Sections 3 and 4 thereof as Sections 2 and 3.

        Section 7. Article II, Section 3 of the PLA (as renumbered pursuant to
        ---------
Section 6 hereof) is hereby amended to read in its entirety as follows:

               3. "SALES OF EXCLUSIVE PRODUCTS" shall mean the total annual sales of EXCLUSIVE PRODUCTS by the Company, domestic and foreign, as reported by the Company in its audited annual financial statements or, if not separately reported, as determined by the Company in accordance with generally accepted accounting principles and certified by the Company's auditors. Such sales of EXCLUSIVE PRODUCTS shall include all sales of EXCLUSIVE PRODUCTS, whether patented or unpatented and whether specifically licensed by LICENSOR hereunder or not, but shall not include sales of mouthwashes, other oral care products, and other items or products not included in the term EXCLUSIVE PRODUCTS as defined in this Agreement.
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        Section 8.     Article II, Sections 5 through 9 of the PLA are hereby
        ---------
deleted in their entirety.


        Section 9.     Article III, Section 2 of the PLA is hereby amended in
        ---------
its entirety to read as follows:

               2. LICENSEE agrees that on or before the last day of January of each year commencing on January 31, 1999, and ending on January 31, 2009, it will furnish LICENSOR with a written statement specifying the amount of its net sales during the preceding year.

        Section 10. The third sentence of Article V, Section 1 of the PLA is
        ----------
hereby amended in its entirety to read as follows:

        If LICENSOR deems legal action to be necessary, LICENSEE shall assist LICENSOR in said legal action at LICENSOR'S expense, and LICENSOR shall take reasonable steps to keep LICENSEE advised of the progress of the lawsuit.

        Section 11.    Article VIII, Section 2 of the PLA is hereby amended in
        ----------
its entirety to read as follows:

               2. Any FIELD DEVELOPMENTS which are made by LICENSOR alone and which are patentable shall be licensed to LICENSEE under the terms of this Agreement, and no additional ROYALTY shall be due with respect thereto.

        Section 12. The last two sentences of Article VIII, Section 3 of the PLA
        ----------
are hereby deleted and the following sentence is hereby added to the end of such
Section:

        This free license may be assigned, transferred or sublicensed by LICENSEE in its sole discretion.

        Section 13. Article VIII of the PLA is hereby amended by adding thereto
        ----------
a new Section 7, which shall read in its entirety as follows:

               7. In further consideration of the covenants and undertakings by LICENSEE, LICENSOR waives any and all claim to ownership rights in the following U.S. patents and patent applications and any continuations, divisions, reissues, re-examinations and corresponding foreign patents and applications thereof:

               U.S. Patent No. 5,571,502
               U.S. Patent No. 5,605,675
               U.S. Patent No. 5,603,922
               U.S. Patent No. 5,645,853
               U.S. Patent No. 5,628,429
               U.S. Patent No. 5,614,175
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        Notwithstanding the foregoing, LICENSEE covenants not to sue LICENSOR or any licensee of LICENSOR licensed to make, have made, sell, use, induce use of and/or contribute to use of the INVENTIONS for infringement of the aforesaid patents unless the conduct of said LICENSOR or any such licensee of LICENSOR constitutes a breach of the EXCLUSIVE LICENSE. Further, LICENSEE covenants not to sue LICENSOR with respect to the aforesaid patents for manufacture and use for research and testing purposes, including laboratory research and clinical trials.

        Section 14.    Article IX, Section 1 of the PLA is amended in its
        ----------
entirety to read as follows:


               1. To protect the rights of privacy and/or publicity of LICENSOR'S inventors, assignors, employees, officers and directors; to protect the trademark and trade name rights of LICENSOR and its affiliates; to prevent confusion regarding sponsorship of any given product or technique of LICENSEE; and to preclude imposition of any warranty, guarantee or other liability or potential liability upon LICENSOR, its employees, assignors, affiliates, officers, and directors; LICENSEE agrees that aside from (1) the patent notice provided for by 34 U.S.C. section 287, (2) any rights which may be conferred by certification of a product by an affiliate of LICENSOR, (3) disclosures concerning this Agreement or the INVENTIONS, MATERIALS or UNITS required by law, or (4) an express prior written consent of LICENSOR, LICENSEE will not use the name of any employee, assignor, officer or director or the business name or identification or LICENSOR or its affiliates, or use any certification mark of LICENSOR or its affiliates, in advertising or promotional materials, educational materials, publications, fliers, brochures and other public descriptions relating to UNIT(S) and/or MATERIAL(S).

        Section 15. Article IX, Section 3 of the PLA is hereby deleted in its
        ----------
entirety and Sections 4 through 7 thereof are hereby renumbered as Sections 3 through 6.

        Section 16. Article IX, Section 5 of the PLA (as renumbered pursuant to
        ----------
Section 15 hereof) is hereby amended in its entirety to read as follows:

               5. This AGREEMENT shall inure to the benefit of and will be binding upon LICENSOR and LICENSEE, and their respective successors and assigns. No assignment of this AGREEMENT, however, shall relieve LICENSEE of the obligation to pay, or cause to be paid, ROYALTIES to LICENSOR under this AGREEMENT.

        Section 17. The terms "this Agreement," "hereof," "hereunder," and words
        ----------
of like meaning appearing in the PLA shall mean and refer to the PLA as amended hereby.

        Section 18. Except as otherwise amended by this Amendment, the PLA shall
        ----------
remain in full force and effect, and LICENSOR and LICENSEE hereby reaffirm each of their respective agreements, covenants and obligations set forth therein.
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        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                    ENAMELON, INC.

                                    By:   /s/Dr. Steven R. Fox
                                       ----------------------------------
                                           Dr. Steven R. Fox, Chairman

                                    AMERICAN DENTAL ASSOCIATION
                                           HEALTH FOUNDATION

                                    By:   /s/Dr. John S. Zapp
                                       ----------------------------------
                                           Dr. John S. Zapp

                                    Title:    Executive Director
                                          -------------------------------